NEWS FOR IMMEDIATE RELEASE

July 26, 2010                                                                           For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer

or

Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Improved Second Quarter 2010 Results

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced earnings for the second quarter and year-to-date periods ended June 30, 2010.

Net income available to common shareholders for the quarter ended June 30, 2010 was $8.2 million as compared to $4.7 million for the second quarter of 2009, representing an increase of 75.8%, while diluted earnings per common share were $0.31, as compared to $0.18 per common share for the second quarter of 2009.  For the six month period, net income available to common shareholders was $16.1 million or $0.61 per common share, while for the same period in 2009, net income was $9.1 million or $0.34 per common share.  Net income available to common shareholders increased 77.8% in the first half of 2010 as compared to 2009.

Mr. Limbert commented, “The last two years have been challenging for the banking industry and the economy as a whole.  However, WesBanco has been able to maintain profitability and grow its net income by approximately 78% during 2010.  This is the third consecutive quarter of growth in net income on a linked- quarter basis.    We are pleased with the earnings recovery for the first half of 2010 and the resulting continued improvement in our capital ratios, which are above regulatory “well-capitalized” levels.  The growth in net income was achieved by improving net interest income, improving revenues from the Trust, Securities and Insurance business units and a multiple year effort to control costs without affecting either the quality of our operations or our revenue-generating capability.”

Net Interest Income

Net interest income increased $1.9 million or 4.8% in the second quarter and $4.4 million or 5.7% in the first half of 2010 as compared to the same periods in 2009 due to increases in the net interest margin, as the low interest environment continued to reduce the cost of funds.  Net interest income has now increased for five consecutive quarters.  The net interest margin increased 39 basis points in the second quarter to 3.56% and 26 basis points in the first half of 2010 as compared to the same periods in 2009 due to the average rate on interest bearing liabilities decreasing by 60 basis points in both periods, while the rate on earning assets declined at a much slower pace of 14 basis points in the second quarter and 25 basis points in the first half.  Lower rates on deposits, maturities of higher rate certificates of deposit and an increase in lower cost deposits, primarily money market accounts, all contributed to the improvement in the cost of funds.  In addition, the average balance for

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borrowings, which generally have higher interest rates, decreased by $236.3 million or 28.9% in the second quarter of 2010 from the second quarter of 2009, through planned reductions utilizing the liquidity obtained through the branch acquisition in the first quarter of 2009 and pay downs on loans.  The margin  also benefited from a 5.0% increase in average non-interest bearing deposit balances in the second quarter.

Provision and Allowance for Credit Losses

The provision for credit losses increased $1.4 million in the second quarter and $3.4 million in the first six months of 2010 compared to the same periods of 2009, but increased only $0.2 million from the first quarter of 2010.  As compared to the second quarter and first half of 2009, the provision expense was higher reflecting the general deterioration of credit quality due to the prolonged recession, resulting in higher amounts of impaired loans and net charge-offs, particularly for commercial real estate loans.

Non-performing loans increased $14.3 million as compared to December 31, 2009, but decreased $3.1 million from the first quarter of 2010.  However, most of this year-to-date increase in non-performing loans is attributable to a $14.5 million increase in renegotiated loans as non-accrual loans were relatively unchanged from year end.  Net charge-offs increased $5.1 million in the second quarter as compared to the first quarter of 2010 primarily due to $3.2 million of charge-offs relating to the sale of three loans with specific reserves totaling $1.5 million included in the provision in prior quarters.  The year-to-date provision, net of charge-offs, increased the allowance to 1.92% of total loans at June 30, 2010 as compared to 1.76% at December 31, 2009 and 1.65% at June 30, 2009.

Non-Interest Income and Non-Interest Expense

In the second quarter of 2010 non-interest income decreased $1.7 million as compared to the second quarter of 2009 and increased $0.9 million in the year-to-date period as compared to 2009.  The quarterly decrease was principally due to a $1.6 million difference in securities gains between the two periods and a $1.3 million write down of a hotel property in other real estate owned.  The year-to-date increase is due to a 15.9% increase in trust fees due to improved market conditions and increases in revenue from most other major non-interest operating areas including mortgage banking, electronic banking activity fees and securities brokerage revenue, somewhat offset by $2.8  million in year-to-date write-downs of the aforementioned hotel property.

Non-interest expenses decreased $5.0 million in the second quarter and $4.4 million year-to-date as compared to the same periods in 2009.  FDIC insurance decreased $2.6 million for the quarter and $2.3 million year-to-date due to a special assessment of $2.6 million in the second quarter of 2009.  In addition to this decrease, WesBanco significantly reduced expenses in many other categories including salaries and wages, employee benefits, marketing and professional fees, partially offset by increases in foreclosure-related property expenses.  Excluding the effect of the special assessment, non-interest expense has decreased in each of the last three consecutive quarters.

Financial Condition

Total assets were little changed in the first six months of 2010 as compared to year end, but decreased 6.6% from last June.  Portfolio loans decreased 4.0% from last June, primarily due to continued strategic decreases in residential real estate, reduced demand for commercial and consumer loans and a focus on appropriate credit terms for new borrowers.  Total deposits increased by 0.3%; however, money market deposits increased 26.9%,

3

which, combined with smaller increases in non-interest bearing demand and savings deposits more than offset an 11% decrease in CDs.  The reduction in CDs was due to planned reductions of non-relationship customers acquired with the branch acquisition in 2009.  Total borrowings, excluding junior subordinated debt, decreased by $321.3 million or 39.7% as compared to June 30, 2009 and 28.9% as compared to December 31, 2009, funded by the increased deposits and the decreases in loans.  This planned reduction in borrowings over the past year has assisted in improving the net interest margin as well as improving capital ratios.  Overall balance sheet strategies resulted in a reduction of total average earning assets by 7.8% in the second quarter and 2.9% for the six month period as compared to 2009.

As of April 30, 2010, available-for-sale securities with a fair value of $426.7 million were transferred at fair value to the held-to-maturity portfolio.  The related net unrealized gain of $8.9 million was recorded as a premium on the transferred securities.  The premium will be amortized over the remaining life of the securities through other comprehensive income.  The transfer was completed to mitigate the potential effect of interest rate volatility on unrealized security gains included in capital.

WesBanco continues to maintain strong regulatory capital ratios of 8.13% tier I leverage, 11.61% tier I risk-based capital, and 12.87% total risk-based capital, all of which improved in each of the last three consecutive quarters and are above the “well-capitalized” standards promulgated by bank regulators. Total tangible common equity to tangible assets (non-GAAP measure) improved to 6.27% at June 30, 2010 from 6.06% at March 31, 2010 and from 5.88% at year end, primarily due to balance sheet strategies and a 2.7% increase in shareholders’ equity from December 31, 2009.  The increase in shareholders’ equity was the result of improved results and increases in other comprehensive income due to higher unrealized securities gains.

WesBanco is a multi-state bank holding company with total assets of approximately $5.4 billion, operating through 112 branch locations and 134 ATMs in West Virginia, Ohio, and Pennsylvania. WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2009 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarter ended March 31, 2010, which are available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under Part I, Item 1A. Risk Factors.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, Federal Deposit Insurance Corporation, the SEC, Financial Institution Regulatory Authority, Municipal Securities Rulemaking Board, Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; greater than expected outflows on recent branch acquisition deposits; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Six Months Ended
STATEMENT OF INCOME	June 30,			June 30,
Interest and dividend income	2010	2009	% Change	2010	2009	% Change
Loans, including fees	$ 47,911	$ 51,482	(6.94%)	$ 96,285	$ 103,541	(7.01%)
Interest and dividends on securities:
Taxable	8,724	10,791	(19.15%)	17,835	18,309	(2.59%)
Tax-exempt	2,851	3,698	(22.90%)	5,845	7,212	(18.95%)
Total interest and dividends on securities	11,575	14,489	(20.11%)	23,680	25,521	(7.21%)
Other interest income	111	108	2.78%	197	218	(9.63%)
Total interest and dividend income	59,597	66,079	(9.81%)	120,162	129,280	(7.05%)
Interest Expense
Interest bearing demand deposits	636	727	(12.52%)	1,306	1,377	(5.16%)
Money market deposits	2,185	1,848	18.24%	4,127	3,094	33.39%
Savings deposits	623	644	(3.26%)	1,226	1,178	4.07%
Certificates of deposit	9,322	14,755	(36.82%)	19,482	28,159	(30.81%)
Total interest expense on deposits	12,766	17,974	(28.98%)	26,141	33,808	(22.68%)
Federal Home Loan Bank borrowings	3,567	5,614	(36.46%)	7,901	11,246	(29.74%)
Other short-term borrowings	1,173	1,770	(33.73%)	2,353	3,838	(38.69%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	943	1,470	(35.85%)	1,987	3,010	(33.99%)
Total interest expense	18,449	26,828	(31.23%)	38,382	51,902	(26.05%)
Net interest income	41,148	39,251	4.83%	81,780	77,378	5.69%
Provision for credit losses	11,675	10,269	13.69%	23,175	19,819	16.93%
Net interest income after provision for credit losses	29,473	28,982	1.69%	58,605	57,559	1.82%
Non-interest income
Trust fees	3,636	3,288	10.58%	7,694	6,641	15.86%
Service charges on deposits	5,701	6,076	(6.17%)	11,018	11,294	(2.44%)
Bank-owned life insurance	966	897	7.69%	1,910	1,788	6.82%
Net securities gains	898	2,462	(63.53%)	2,303	2,604	(11.56%)
Net gains on sales of mortgage loans	569	297	91.58%	1,094	785	39.36%
Net loss on other real estate owned and other assets	(1,315)	(294)	347.28%	(2,845)	(426)	567.84%
Other income	4,130	3,583	15.27%	8,452	6,060	39.47%
Total non-interest income	14,585	16,309	(10.57%)	29,626	28,746	3.06%
Non-interest expense
Salaries and wages	13,362	13,998	(4.54%)	26,576	27,165	(2.17%)
Employee benefits	4,347	5,061	(14.11%)	9,344	9,768	(4.34%)
Net occupancy	2,540	2,361	7.58%	5,599	5,105	9.68%
Equipment	2,376	2,687	(11.57%)	4,980	5,229	(4.76%)
Marketing	1,155	1,720	(32.85%)	1,785	2,476	(27.91%)
FDIC Insurance	1,683	4,322	(61.06%)	3,288	5,576	(41.03%)
Amortization of intangible assets	685	812	(15.64%)	1,384	1,509	(8.28%)
Restructuring and merger-related expenses	7	192	(96.35%)	206	621	(66.83%)
Other operating expenses	8,412	8,392	0.24%	16,798	16,909	(0.66%)
Total non-interest expense	34,567	39,545	(12.59%)	69,960	74,358	(5.91%)
Income before provision for income taxes	9,491	5,746	65.18%	18,271	11,947	52.93%
Provision for income taxes	1,253	2	NM	2,122	753	181.81%
Net income	$ 8,238	$ 5,744	43.42%	$ 16,149	$ 11,194	44.26%
Preferred dividends and expenses associated with unamortized
discount and issuance costs	-	1,057	(100.00%)	-	2,112	(100.00%)
Net Income available to common shareholders	$ 8,238	$ 4,687	75.76%	$ 16,149	$ 9,082	77.81%

Taxable equivalent net interest income	$ 42,683	$ 41,242	3.49%	$ 84,928	$ 81,261	4.51%

Per common share data
Net income available per common share - basic	$ 0.31	$ 0.18	72.22%	$ 0.61	$ 0.34	79.41%
Net income available per common share - diluted	$ 0.31	$ 0.18	72.22%	$ 0.61	$ 0.34	79.41%
Dividends declared	$ 0.14	$ 0.28	(50.00%)	$ 0.28	$ 0.56	(50.00%)
Book value (period end)				$ 22.74	$ 24.61	(7.60%)
Tangible book value (period end) (1)				$ 11.95	$ 13.69	(12.71%)
Tangible common book value (period end) (1)				$ 11.95	$ 10.96	9.03%
Average common shares outstanding - basic	26,577,065	26,567,653	0.04%	26,572,385	26,564,589	0.03%
Average common shares outstanding - diluted	26,577,828	26,568,752	0.03%	26,572,915	26,566,516	0.02%
Period end common shares outstanding	26,586,903	26,567,653	0.07%	26,586,903	26,567,653	0.07%
Period end preferred shares outstanding	-	75,000	(100.00%)	-	75,000	(100.00%)

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Six Months Ended
	June 30,
	2010	2009	% Change

Return on average assets	0.60%	0.41%	47.68%
Return on average equity	5.42	3.40	59.14
Return on average tangible equity (2)	10.96	6.39	71.64
Yield on earning assets (1)	5.18	5.43	(4.58)
Cost of interest bearing liabilities	1.82	2.42	(24.61)
Net interest spread (1)	3.36	3.01	11.52
Net interest margin (1)	3.57	3.31	7.72
Efficiency (1)	61.07	67.59	(9.64)
Average loans to average deposits	84.74	91.75	(7.64)
Annualized net loan charge-offs/average loans	1.12	0.63	78.08
Effective income tax rate	11.62	6.30	84.30
Trust Assets, market value at period end	$ 2,614,284	$ 2,368,578	10.37

	For the Quarter Ending
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2010	2010	2009	2009	2009

Return on average assets	0.61%	0.59%	0.53%	0.38%	0.39%
Return on average equity	5.47	5.36	4.85	3.35	3.48
Return on average tangible equity (2)	10.98	10.94	10.06	6.68	6.74
Yield on earning assets (1)	5.10	5.26	5.28	5.30	5.24
Cost of interest bearing liabilities	1.74	1.91	2.05	2.21	2.34
Net interest spread (1)	3.36	3.35	3.23	3.09	2.90
Net interest margin (1)	3.56	3.57	3.46	3.35	3.17
Efficiency (1)	60.36	61.78	63.09	61.89	68.71
Average loans to average deposits	83.37	86.16	87.22	87.21	84.80
Annualized net loan charge-offs/average loans	1.42	0.83	1.59	1.58	0.68
Effective income tax rate	13.20	9.91	(23.36)	(7.15)	0.03
Trust Assets, market value at period end	$ 2,614,284	$ 2,778,687	$ 2,668,610	$ 2,579,384	$ 2,368,578

(1) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.
(2) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands)					% Change
Balance sheets	June 30,			December 31,	December 31, 2009
Assets	2010	2009	% Change	2009	to June 30, 2010
Cash and due from banks	$ 78,396	$ 79,662	(1.59)%	$ 72,054	8.80%
Due from banks - interest bearing	41,954	12,235	242.90	10,813	288.00
Securities:
Available-for-sale, at fair value	839,952	1,505,884	(44.22)	1,261,804	(33.43)
Held-to-maturity (fair values of 435,754; 931 and 1,443, respectively)	430,196	1,450	NM	1,450	NM
Total securities	1,270,148	1,507,334	(15.74)	1,263,254	0.55
Loans held for sale	11,007	9,223	19.34	9,441	16.59
Portfolio Loans:
Commercial	447,875	472,915	(5.29)	451,688	(0.84)
Commercial real estate	1,765,589	1,766,904	(0.07)	1,780,221	(0.82)
Residential real estate	662,193	772,606	(14.29)	708,397	(6.52)
Home equity	246,470	230,727	6.82	239,784	2.79
Consumer	277,571	298,302	(6.95)	290,856	(4.57)
Total portfolio loans, net of unearned income	3,399,698	3,541,454	(4.00)	3,470,946	(2.05)
Allowance for loan losses	(65,203)	(58,572)	(11.32)	(61,160)	(6.61)
Net portfolio loans	3,334,495	3,482,882	(4.26)	3,409,786	(2.21)
Premises and equipment, net	86,755	92,531	(6.24)	89,603	(3.18)
Accrued interest receivable	19,786	21,796	(9.22)	20,048	(1.31)
Goodwill and other intangible assets, net	286,908	289,893	(1.03)	288,292	(0.48)
Bank-owned life insurance	105,176	102,973	2.14	103,637	1.48
Other assets	121,636	138,412	(12.12)	130,424	(6.74)
Total Assets	$ 5,356,261	$ 5,736,941	(6.64)%	$ 5,397,352	(0.76)%

Liabilities
Deposits:
Non-interest bearing demand	$ 547,551	$ 514,427	6.44%	$ 545,019	0.46%
Interest bearing demand	450,163	458,148	(1.74)	450,697	(0.12)
Money market	839,743	661,705	26.91	714,926	17.46
Savings deposits	513,062	484,236	5.95	486,055	5.56
Certificates of deposit	1,763,288	1,982,007	(11.04)	1,777,536	(0.80)
Total deposits	4,113,807	4,100,523	0.32	3,974,233	3.51
Federal Home Loan Bank borrowings	309,642	580,544	(46.66)	496,393	(37.62)
Other short-term borrowings	177,426	227,800	(22.11)	188,522	(5.89)
Junior subordinated debt owed to unconsolidated subsidiary trusts	111,174	111,153	0.02	111,176	(0.00)
Total borrowings	598,242	919,497	(34.94)	796,091	(24.85)
Accrued interest payable	6,886	13,148	(47.63)	9,208	(25.21)
Other liabilities	32,612	50,053	(34.85)	29,104	12.05
Total liabilities	4,751,547	5,083,221	(6.52)	4,808,636	(1.19)

Shareholders' Equity
Fixed Rate Cumulative Perpetual Preferred Stock, Series A,
no par value; 1,000,000 shares authorized; 0 shares, 75,000
and 0 shares issued and outstanding, respectively	-	72,560	(100.00)	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
26,633,848 shares issued; 26,586,903 shares, 26,567,653
shares and 26,567,653 shares outstanding, respectively	55,487	55,487	-	55,487	-
Capital surplus	191,817	193,196	(0.71)	192,268	(0.23)
Retained earnings	349,497	338,610	3.22	340,788	2.56
Treasury stock (46,945; 66,195 and 66,195 shares - at cost,
respectively)	(1,064)	(1,498)	28.95	(1,498)	28.95
Accumulated other comprehensive income	10,155	(3,379)	400.54	2,949	244.36
Deferred benefits for directors	(1,178)	(1,256)	6.18	(1,278)	7.79
Total Shareholders' Equity	604,714	653,720	(7.50)	588,716	2.72
Total Liabilities and Shareholders' Equity	$ 5,356,261	$ 5,736,941	(6.64)%	$ 5,397,352	(0.76)%

NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 7
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended June 30,				Six Months Ended June 30,
	2010		2009		2010		2009
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 114,710	0.24%	$ 56,111	0.32%	$ 104,171	0.19%	$ 46,063	0.20%
Loans, net of unearned income (1)	3,421,647	5.62%	3,563,495	5.79%	3,438,814	5.65%	3,581,004	5.83%
Securities: (2)
Taxable	969,547	3.60%	1,215,980	3.55%	944,079	3.78%	936,302	3.91%
Tax-exempt (3)	267,250	6.57%	343,499	6.63%	273,308	6.58%	335,929	6.61%
Total securities	1,236,797	4.24%	1,559,479	4.23%	1,217,387	4.41%	1,272,231	4.62%
Federal funds sold	-	0.00%	-	0.00%	-	-	4,155	0.24%
Other earning assets	30,122	0.57%	31,918	0.79%	30,313	0.63%	32,129	1.05%
Total earning assets (3)	4,803,276	5.10%	5,211,003	5.24%	4,790,685	5.18%	4,935,582	5.43%
Other assets	633,734		637,759		635,053		618,840
Total Assets	$ 5,437,010		$ 5,848,762		$ 5,425,738		$ 5,554,422

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 471,500	0.54%	$ 468,921	0.62%	$ 465,357	0.57%	$ 450,750	0.62%
Money market accounts	814,694	1.08%	647,623	1.14%	780,870	1.07%	566,475	1.10%
Savings deposits	511,827	0.49%	484,192	0.53%	503,894	0.49%	458,455	0.52%
Certificates of deposit	1,752,648	2.13%	2,074,433	2.85%	1,762,184	2.23%	1,906,405	2.98%
Total interest bearing deposits	3,550,669	1.44%	3,675,169	1.96%	3,512,305	1.50%	3,382,085	2.02%
Federal Home Loan Bank borrowings	406,387	3.52%	584,381	3.85%	438,975	3.63%	588,788	3.85%
Other borrowings	174,199	2.70%	232,467	3.05%	180,193	2.63%	235,253	3.29%
Junior subordinated debt	111,171	3.40%	111,142	5.31%	111,171	3.60%	111,132	5.46%
Total interest bearing liabilities	4,242,426	1.74%	4,603,159	2.34%	4,242,644	1.82%	4,317,258	2.42%
Non-interest bearing demand deposits	553,487		526,951		545,812		520,995
Other liabilities	36,763		56,490		36,087		52,956
Shareholders' equity	604,334		662,162		601,195		663,213
Total Liabilities and Shareholders' Equity	$ 5,437,010		$ 5,848,762		$ 5,425,738		$ 5,554,422
Taxable equivalent net interest spread		3.36%		2.90%		3.36%		3.01%
Taxable equivalent net interest margin		3.56%		3.17%		3.57%		3.31%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are not material.
(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 8
(unaudited, dollars in thousands, except per share amounts)
	Quarter Ended
Statement of Income	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Interest income	2010	2010	2009	2009	2009
Loans, including fees	$ 47,911	$ 48,375	$ 49,804	$ 50,970	$ 51,482
Interest and dividends on securities:
Taxable	8,724	9,111	9,779	10,563	10,791
Tax-exempt	2,851	2,994	3,204	3,595	3,698
Total interest and dividends on securities	11,575	12,105	12,983	14,158	14,489
Other interest income	111	85	84	84	108
Total interest and dividend income	59,597	60,565	62,871	65,212	66,079
Interest Expense
Interest bearing demand deposits	636	670	757	787	727
Money market deposits	2,185	1,943	1,834	1,758	1,848
Savings deposits	623	602	601	606	644
Certificates of deposit	9,322	10,160	11,606	13,062	14,755
Total interest expense on deposits	12,766	13,375	14,798	16,213	17,974
Federal Home Loan Bank borrowings	3,567	4,334	5,035	5,568	5,614
Other short-term borrowings	1,173	1,178	1,353	1,780	1,770
Junior subordinated debt owed to unconsolidated subsidiary trusts	943	1,045	1,120	1,222	1,470
Total interest expense	18,449	19,932	22,306	24,783	26,828
Net interest income	41,148	40,633	40,565	40,429	39,251
Provision for credit losses	11,675	11,500	14,353	16,200	10,269
Net interest income after provision for credit losses	29,473	29,133	26,212	24,229	28,982
Non-interest income
Trust fees	3,636	4,058	3,597	3,508	3,288
Service charges on deposits	5,701	5,317	6,430	6,648	6,076
Bank-owned life insurance	966	944	963	1,873	897
Net securities gains/(losses)	898	1,405	2,113	1,329	2,462
Net gains on sales of mortgage loans	569	525	489	820	297
Net gain (loss) on other real estate owned and other assets	(1,315)	(1,530)	(350)	29	(294)
Other income	4,130	4,322	4,046	4,348	3,583
Total non-interest income	14,585	15,041	17,288	18,555	16,309
Non-interest expense
Salaries and wages	13,362	13,214	13,314	13,920	13,998
Employee benefits	4,347	4,997	4,949	5,240	5,061
Net occupancy	2,540	3,060	2,593	2,572	2,361
Equipment	2,376	2,604	2,609	2,888	2,687
Marketing	1,155	630	1,132	1,486	1,720
FDIC Insurance	1,683	1,605	1,713	1,528	4,322
Amortization of intangible assets	685	699	795	806	812
Restructuring and merger-related expenses	7	200	1,192	2	192
Other operating expenses	8,412	8,385	9,288	9,263	8,392
Total non-interest expense	34,567	35,394	37,585	37,705	39,545
Income before provision for income taxes	9,491	8,780	5,915	5,079	5,746
Provision for income taxes	1,253	870	(1,382)	(363)	2
Net income	$ 8,238	$ 7,910	$ 7,297	$ 5,442	$ 5,744
Preferred dividends	-	-	-	3,121	1,057
Net Income available to common shareholders	$ 8,238	$ 7,910	$ 7,297	$ 2,321	$ 4,687

Taxable equivalent net interest income	$ 42,683	$ 42,245	$ 42,291	$ 42,365	$ 41,242

Per common share data
Net income available per common share - basic	$ 0.31	$ 0.30	$ 0.27	$ 0.09	$ 0.18
Net income available per common share - diluted	$ 0.31	$ 0.30	$ 0.27	$ 0.09	$ 0.18
Dividends declared	$ 0.14	$ 0.14	$ 0.14	$ 0.14	$ 0.28
Book value (period end)	$ 22.74	$ 22.45	$ 22.16	$ 22.30	$ 24.61
Tangible book value (period end) (1)	$ 11.95	$ 11.63	$ 11.31	$ 11.41	$ 13.69
Tangible common book value (period end) (1)	$ 11.95	$ 11.63	$ 11.31	$ 11.41	$ 10.96
Average common shares outstanding - basic	26,577,065	26,567,653	26,567,653	26,567,653	26,567,653
Average common shares outstanding - diluted	26,577,828	26,568,172	26,567,653	26,568,081	26,568,752
Period end common shares outstanding	26,586,903	26,567,653	26,567,653	26,567,653	26,567,653
Period end preferred shares outstanding	-	-	-	-	75,000
Full time equivalent employees	1,415	1,379	1,393	1,428	1,473

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 9
(unaudited, dollars in thousands)
	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
Asset quality data	2010		2010		2009		2009		2009
Non-performing assets:
Non-accrual loans	$ 65,083		$ 68,439		$ 65,273		$ 67,355		$ 70,021
Renegotiated loans	29,472		29,188		14,988		15,013		11,586
Total non-performing loans	94,555		97,627		80,261		82,368		81,607
Other real estate and repossessed assets	6,068		7,758		8,691		8,665		2,892
Total non-performing assets	$ 100,623		$ 105,385		$ 88,952		$ 91,033		$ 84,499
Loans past due 90 days or more and accruing	4,826		5,202		5,275		7,769		10,163
Total non-performing assets and loans past due
90 days or more	$ 105,449		$ 110,587		$ 94,227		$ 98,802		$ 94,662
Loans past due 30-89 days	$ 35,517		$ 24,784		$ 25,396		$ 24,833		$ 26,371

Loans past due 90 days or more and
accruing / total loans	0.14%		0.15%		0.15%		0.22%		0.29%
Non-performing loans/total loans	2.78		2.84		2.31		2.35		2.30
Non-performing loans and loans past due 90
days or more/total loans	2.92		2.99		2.46		2.57		2.59

Non-performing assets/total loans, other
real estate and repossessed assets	2.95		3.06		2.56		2.59		2.38
Loans past due 30-89 days/total loans	1.04		0.72		0.73		0.71		0.74

Allowance for loan losses
Allowance for loan losses	$ 65,203		$ 65,625		$ 61,160		$ 60,755		$ 58,572
Provision for loan losses	11,675		11,500		14,395		16,200		10,400
Net loan and deposit account overdraft charge-offs	12,097		7,035		13,990		14,017		6,080
Annualized net loan charge-offs /average loans	1.42%		0.83%		1.59%		1.58%		0.68%
Allowance for loan losses/total loans	1.92%		1.91%		1.76%		1.74%		1.65%
Allowance for loan losses/non-performing loans	0.69	x	0.67	x	0.76	x	0.74	x	0.72	x
Allowance for loan losses/non-performing loans and
loans past due 90 days or more	0.66	x	0.64	x	0.72	x	0.67	x	0.64	x

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
	2010		2010		2009		2009		2009
Capital ratios
Tier I leverage capital	8.13%		8.07%		7.86%		7.55%		8.61%
Tier I risk-based capital	11.61		11.42		11.12		10.95		12.18
Total risk-based capital	12.87		12.68		12.37		12.21		13.43
Shareholders' equity to assets	11.12		11.05		10.86		11.37		11.32
Tangible equity to tangible assets (1)	6.27		6.06		5.88		5.75		6.68
Tangible common equity to tangible assets (1)	6.27		6.06		5.88		5.75		5.35

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

NON-GAAP FINANCIAL MEASURES							Page 10
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands)	2010	2010	2009	2009	2009	2010	2009
Return on average tangible equity:
Net income (annualized)	$ 33,043	$ 32,081	$ 28,949	$ 21,591	$ 23,039	$ 32,565	$ 22,574
Plus: amortization of intangibles (annualized) (1)	1,787	1,842	2,050	2,079	2,116	1,814	1,978
Net income before amortization of intangibles (annualized)	34,830	33,923	30,999	23,670	25,155	34,379	24,552

Average total shareholders' equity	604,334	598,022	596,747	643,700	662,162	601,195	663,213
Less: average goodwill and other intangibles	(287,221)	(287,908)	(288,661)	(289,470)	(288,780)	(287,562)	(278,776)
Average tangible equity	317,113	310,114	308,086	354,230	373,382	313,633	384,437

Return on average tangible equity	10.98%	10.94%	10.06%	6.68%	6.74%	10.96%	6.39%

	Period End
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2010	2010	2009	2009	2009
Tangible book value:
Total shareholders' equity	$ 604,714	$ 596,473	$ 588,716	$ 592,335	$ 653,720
Less: goodwill and other intangible assets	(286,908)	(287,593)	(288,292)	(289,087)	(289,893)
Tangible equity	317,806	308,880	300,424	303,248	363,827

Common shares outstanding	26,586,903	26,567,653	26,567,653	26,567,653	26,567,653

Tangible book value	$ 11.95	$ 11.63	$ 11.31	$ 11.41	$ 13.69

Tangible equity to tangible assets:
Total shareholders' equity	$ 604,714	$ 596,473	$ 588,716	$ 592,335	$ 653,720
Less: goodwill and other intangible assets	(286,908)	(287,593)	(288,292)	(289,087)	(289,893)
Tangible equity	317,806	308,880	300,424	303,248	363,827

Total assets	5,356,261	5,380,441	5,397,352	5,561,091	5,736,941
Less: goodwill and other intangible assets	(286,908)	(287,593)	(288,292)	(289,087)	(289,893)
Tangible assets	5,069,353	5,092,848	5,109,060	5,272,004	5,447,048

Tangible equity to tangible assets	6.27%	6.06%	5.88%	5.75%	6.68%

Tangible common equity to tangible assets:
Total shareholders' equity	$ 604,714	$ 596,473	$ 588,716	$ 592,335	$ 653,720
Less: goodwill and other intangible assets	(286,908)	(287,593)	(288,292)	(289,087)	(289,893)
Less: preferred shareholders' equity	-	-	-	-	(72,560)
Tangible common equity	317,806	308,880	300,424	303,248	291,267

Total assets	5,356,261	5,380,441	5,397,352	5,561,091	5,736,941
Less: goodwill and other intangible assets	(286,908)	(287,593)	(288,292)	(289,087)	(289,893)
Tangible assets	5,069,353	5,092,848	5,109,060	5,272,004	5,447,048

Tangible common equity to tangible assets	6.27%	6.06%	5.88%	5.75%	5.35%

Tangible common book value:
Total shareholders' equity	$ 604,714	$ 596,473	$ 588,716	$ 592,335	$ 653,720
Less: goodwill and other intangible assets	(286,908)	(287,593)	(288,292)	(289,087)	(289,893)
Less: preferred shareholders' equity	-	-	-	-	(72,560)
Tangible common equity	317,806	308,880	300,424	303,248	291,267

Common shares outstanding	26,586,903	26,567,653	26,567,653	26,567,653	26,567,653

Tangible common book value	$ 11.95	$ 11.63	$ 11.31	$ 11.41	$ 10.96

(1) Tax effected at 35%.